Note: Certain portions of this document have been marked "[C.I.]" to indicate that confidential treatment has been requested for this confidential information. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission.

                        SUPPLY AND DEVELOPMENT AGREEMENT

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
I    DEFINITIONS.........................................................     1
     1.1   Act...........................................................     1
     1.2   Product(s)....................................................     1
     1.3   FDA...........................................................     1
     1.4   Forecasted Needs..............................................     1
     1.5   Label, Labeled, or Labeling...................................     1
     1.6   Market Year...................................................     2
     1.7   Packaging.....................................................     2
     1.8   Specifications................................................     2
     1.9   Material Safety Data Sheet....................................     2
     1.10  Manufacturing Fee.............................................     2
II   PRODUCT MANUFACTURE AND SUPPLY......................................     2
     2.1   Manufacture and Purchase......................................     2
     2.2   Supply of Materials...........................................     3
     2.3   Materials Testing.............................................     4
     2.4   Material Safety Data Sheets...................................     4
     2.5   Commencement of Manufacturing for New Products................     4
     2.6   Purchase Orders...............................................     4
     2.7   Rejected Products.............................................     5
     2.8   Product Price.................................................     6
III  SHIPMENT AND RISK OF LOSS...........................................     6
     3.1   Shipment......................................................     6
     3.2   Delivery Terms................................................     6
     3.3   Claims........................................................     6
IV   TERM AND TERMINATION................................................     7
     4.1   Term..........................................................     7
     4.2   Termination...................................................     7
     4.3   Payment on Termination........................................     7
     4.4   Survival......................................................     7
V    CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE...............     8
     5.1   Certificates of Analysis......................................     8
     5.2   Stability Testing.............................................     8
     5.3   Additional Validation Work or Additional Testing..............     8
     5.4   FDA Inspection................................................     8
     5.5   NDA's, ANDA's, & 510(k)'s.....................................     8
VI   WARRANTIES..........................................................     8
     6.1   Conformity with Specifications................................     8
     6.2   Compliance with the Act.......................................     9
     6.3   Conformity with FDA regulations and cGMP's....................     9
     6.4   Compliance of Packaging and Labeling with Laws and
              Regulations................................................     9
     6.5   Access to HARMONY's Facilities................................     9
     6.6   Disclaimer....................................................     9
VII  PRODUCT RECALLS.....................................................     9
VIII FORCE MAJEURE: FAILURE TO SUPPLY....................................    10
     8.1   Force Majeure Events..........................................    10
     8.2   Failure to Supply.............................................    10
IX   IMPROVEMENTS........................................................    10
     9.1   Changes by SIRIUS.............................................    10
     9.2   Changes by HARMONY............................................    10

     9.3   Changes by Regulatory Authorities.............................    10
     9.4   Obsolete Inventory............................................    10
     9.5   Disposal Costs................................................    11
X    CONFIDENTIAL INFORMATION: INTELLECTUAL PROPERTY RIGHTS..............    11
     10.1  Confidential Information......................................    11
     10.2  Trademarks and Trade Names....................................    12
XI   RESEARCH & DEVELOPMENT SERVICES.....................................    12
     11.1  R&D Services..................................................    12
     11.2  New Product Development.......................................    13
XII  INDEMNIFICATION.....................................................    13
     12.1  Indemnification by HARMONY....................................    13
     12.2  Indemnification by SIRIUS.....................................    13
     12.3  Patent and Other Intellectual Property Rights.................    14
     12.4  Conditions of Indemnification.................................    14
     12.5  Evidence of Liability Insurance...............................    14
XIII General Provisions..................................................    14
     13.1  Notices.......................................................    14
     13.2  Entire Agreement; Amendment...................................    15
     13.3  Waiver........................................................    15
     13.4  Obligations to Third Parties..................................    15
     13.5  Assignment....................................................    15
     13.6  Governing Law and Arbitration.................................    15
     13.7  Severability..................................................    16
     13.8  Headings, Interpretation......................................    16
     13.9  Counterparts..................................................    16
     13.10 Independent Contractor........................................    16
SCHEDULE A 18............................................................
SCHEDULE A-4.............................................................    20
SCHEDULE A-5.............................................................    23

                        SUPPLY AND DEVELOPMENT AGREEMENT

     This Manufacturing Agreement (the "Agreement") is made as of this 18th day of September, 2001 by and between Sirius Laboratories, Inc., a Corporation duly organized and existing under the laws of the State of Illinois with a place of business at 100 Fairway Drive, Suite 130, Vernon Hills, IL 60061 (hereinafter referred to as "SIRIUS"), and Harmony Laboratories, a North Carolina Corporation with a place of business at 1109 south Main Street, Landis, North Carolina 28088 (hereinafter referred to as "HARMONY").

                                   WITNESSETH:

     WHEREAS, SIRIUS is engaged in the distribution and sale of certain pharmaceutical products; and

     WHEREAS, HARMONY is engaged in the manufacture, distribution and sale of such products and has the capability of manufacturing like products for third parties; and

     WHEREAS, SIRIUS desires HARMONY to manufacture and sell the Products more specifically described in Schedule A to SIRIUS, and HARMONY desires to do so.

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

                                  I DEFINITIONS

     1.1 ACT

     "Act" means the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

     1.2 PRODUCT(S)

     "Product(s)" means product(s) as listed in Schedule A manufactured, packaged, labeled and/or finished by HARMONY to meet the Specifications (as hereinafter defined).

     1.3 FDA

     "FDA" means the United States Food and Drug Administration, or any successor entity thereto.

     1.4 FORECASTED NEEDS

     "Forecasted Needs" means SIRIUS's estimate of Products to be ordered from HARMONY for each of the [c.i.] following the [c.i.] in which such estimate is provided.

     1.5 LABEL, LABELED, OR LABELING

     "Label", "Labeled", or "Labeling" means all labels and other written, printed, or graphic matter upon: (i) Product or any container or wrapper utilized with Product or (ii) any written material accompanying Product.

     1.6 MARKET YEAR

     "Market Year" means a period of twelve (12) months commencing on the date the launch of Product manufactured by HARMONY.

     1.7 PACKAGING

     "Packaging" means all primary containers, cartons, shipping cases, inserts or any other like material used in packaging, or accompanying, Product.

     1.8 SPECIFICATIONS

     "Specifications" means the specifications for raw materials and manufacturing procedures of the Products as agreed to in writing by the Parties or covered under HARMONY's Standard Operating Procedures ("SOP's"). The Specifications shall include, without limitation: (i) raw material specifications (including approved suppliers, art proofs, chemical, micro, and packaging specifications); (ii) sampling requirements (i.e., lab, chemical, and micro); (iii) compounding module, including compounding process and major equipment; (iv) intermediate specifications; (v) packaging module (including packaging procedures, torque and fill weights); (vi) finished Product specifications release criteria including HARMONY's Acceptable Quality Limits ("AQL's"); (vii) stability specifications; and (viii) test methods. Specifications shall be established and/or amended from time to time upon the written agreement of both HARMONY and SIRIUS via a Product Change Request ("PCR") in accordance with Section IX below.

     1.9 MATERIAL SAFETY DATA SHEET

     "Material Safety Data Sheet" ("MSDS") means written or printed material concerning a hazardous chemical which is prepared in accordance with the regulations promulgated by the Occupational Safety & Health Administration, or any successor entity thereto.

     1.10 MANUFACTURING FEE

     "Manufacturing Fee" means the fee paid by SIRIUS to HARMONY for services required to manufacture and package Products. The Manufacturing Fee is quoted in single final Product unit increments (i.e. by the bottle or tube.) The Manufacturing Fee shall include [c.i.] for [c.i.] The Manufacturing Fee does not include, without limitation, [c.i.]. Except as noted above, these [c.i.] are [c.i.] and shall be [c.i.] in accordance with Section XI contained herein. In addition, the Manufacturing Fee does not include [c.i.]. These items are billed separately in accordance with paragraph 2.8 and 2.2 below.

                        II PRODUCT MANUFACTURE AND SUPPLY

     2.1 MANUFACTURE AND PURCHASE.

     Subject to the terms and conditions of this Agreement, HARMONY agrees that it will manufacture for and provide to SIRIUS, and SIRIUS agrees that it will purchase from HARMONY, its [c.i.] of each of the Products, identified in Schedule A attached hereto, as follows:

     - From the date of each U.S. Product launch until [c.i.] thereafter, HARMONY shall manufacture and SIRIUS shall purchase [c.i.];

     - Thereafter, for [c.i.] HARMONY shall manufacture and SIRIUS shall purchase at least 50% of SIRIUS's annual requirements of such Product; and

     - Thereafter, for [c.i.], HARMONY shall manufacture and SIRIUS shall purchase [c.i.].

     With respect to [c.i.] in which SIRIUS is [c.i.] to purchase [c.i.] from HARMONY, SIRIUS [c.i.] may purchase from HARMONY and HARMONY shall manufacture [c.i.].

     In the event that [c.i.] does not [c.i.] may, in its sole discretion, adjust the [c.i.] to [c.i.].

     SIRIUS shall pay HARMONY for Products as defined in paragraph 2.7 below. HARMONY shall manufacture Products in accordance with the Specifications or pursuant to exceptions approved by SIRIUS, and in sufficient quantity to meet SIRIUS's Forecasted Needs for the length of this Agreement.

     2.2 SUPPLY OF MATERIALS.

          (a) If SIRIUS is to supply any material for manufacture of Products as set forth under this Section, SIRIUS shall notify HARMONY, in writing, specifying which materials it intends to supply. SIRIUS shall provide HARMONY with said material [c.i.] along with Certificates of Analysis and MSDS sheets relating to same, [c.i.] to HARMONY's scheduled production of Product requiring said material and in sufficient amounts for HARMONY's manufacture of Product [c.i.] necessary to support [c.i.] or the [c.i.] whichever [c.i.]. SIRIUS supplied material [c.i.] shall be either subject to [c.i.] or [c.i.]. All SIRIUS supplied material shall be shipped to HARMONY [c.i.]. In the event SIRIUS ships or causes to ship such material [c.i.], HARMONY, [c.i.], may either [c.i.] or [c.i.], which shall be [c.i.]. HARMONY is hereby authorized by SIRIUS to [c.i.] any portion of SIRIUS supplied material [c.i.]. [c.i.] shall be responsible for the supply and quality of said materials. [c.i.] shall be responsible for [c.i.] and [c.i.] of [c.i.] material [c.i.]. For each lot of materials supplied by SIRIUS, HARMONY shall perform the quality control and inspection tests as agreed to in the Specifications unless SIRIUS and HARMONY have made arrangements in writing for Pre-Approved material. [c.i.] shall have the right to reject any Pre-Approved material which [c.i.] in accordance with paragraph 2.3 below. HARMONY warrants that it will maintain, for the benefit of SIRIUS, complete and accurate records of the inventory of all such SIRIUS supplied raw materials. HARMONY will use [c.i.] to avoid the commingling of SIRIUS supplied raw materials with any other raw materials and to avoid use of SIRIUS raw materials obtained pursuant to this Agreement for any purpose not [c.i.] to the completion of this Agreement. If requested by SIRIUS, HARMONY will provide to SIRIUS a [c.i.] report limited to [c.i.] inventory balance of each SIRIUS supplied/owned material stored at HARMONY. This reporting will be supplied exclusively on [c.i.].

          (b) HARMONY shall be responsible for supply, [c.i.], of all other commodities necessary for the manufacture of Products which are not supplied by SIRIUS pursuant to Section 2.2 above.

          (c) SIRIUS shall provide HARMONY with Specifications (including art proofs) for Packaging and Labeling, and HARMONY shall purchase, [c.i.] Packaging and Labeling in accordance with the Specifications.

          (d) All HARMONY supplied materials [c.i.] on the respective [c.i.] for Product, into which the material was converted, and [c.i.], all in accordance with the provisions of paragraph 2.7 below.

     2.3 MATERIALS TESTING.

     All raw materials and packaging supplies shall, when received by HARMONY, be submitted to analysis and evaluation in accordance with HARMONY's SOP's to determine whether or not said materials meet the Specifications. The [c.i.] shall be borne by [c.i.], except for [c.i.]. HARMONY agrees to maintain and, [c.i.] make available records of all such analyses and evaluations.

     2.4 MATERIAL SAFETY DATA SHEETS.

     Prior to HARMONY's receipt and testing, and as a condition precedent of any testing or formulation work by HARMONY pursuant to this Agreement, SIRIUS shall provide MSDS sheets to HARMONY for Products and all components necessary for the manufacture of Products, except that HARMONY shall be responsible for MSDS sheets of components purchased by HARMONY [c.i.] pursuant to this Agreement. Any components or Products requiring disposal shall be presumed hazardous unless otherwise provided in the MSDS information provided.

     2.5 COMMENCEMENT OF MANUFACTURING FOR NEW PRODUCTS.

     No later than [c.i.] the commencement of the initial Market Year of a new Product, SIRIUS agrees to notify HARMONY of its delivery requirements, including [c.i.], for the [c.i.] and shall provide its Forecasted Needs for the first Market Year in order to ensure timely delivery of Product for initial sale and marketing.

     2.6 PURCHASE ORDERS.

          (a) SIRIUS agrees to purchase from HARMONY all Products manufactured for SIRIUS by HARMONY in accordance with the terms of this Agreement to the extent such Products meet the Specifications or exceptions approved by SIRIUS.

          (b) Products shall be ordered by SIRIUS by the issuance of separate, pre-numbered purchase orders in increments of [c.i.]. HARMONY will supply SIRIUS with the estimated batch yield of each Product. [c.i.] HARMONY may update these estimates based upon actual manufacturing experience.

          (c) At the initiation of the first Market Year for each Product and thereafter at the end of [c.i.] SIRIUS shall provide HARMONY with specific data as to its Forecasted Needs for such Product for the [c.i.]. It is understood and agreed that with respect to any forecasts issued to HARMONY by SIRIUS pursuant to the terms hereof, the forecast for [c.i.] thereof shall constitute a firm order for Products, regardless of receipt of SIRIUS's actual purchase order, and shall specify the requested delivery dates thereof and HARMONY shall meet those dates, [c.i.]. HARMONY may, [c.i.] produce and deliver Product up to [c.i.] to the requested delivery date in order to accommodate fluctuations in production demands. The [c.i.] of the period addressed in the forecast shall be utilized by HARMONY for purposes of raw material acquisition on behalf of SIRIUS and HARMONY production planning. Although HARMONY shall [c.i.] the raw material inventory purchased on behalf of SIRIUS, certain raw materials may have long lead times, require a minimum order quantity, and/or present a substantial economic order quantity. Therefore, HARMONY may order the [c.i.] to support up to [c.i.] of SIRIUS's Forecasted Needs, or the [c.i.], whichever is [c.i.]. Should [c.i.] subsequently [c.i.] will be [c.i.] for any [c.i.]. Any such material which is [c.i.] of that required to support up to [c.i.] of SIRIUS's Forecasted Needs may be subject to [c.i.] and [c.i.] according to the terms provided in Section 2.8 below.

          (d) SIRIUS shall issue written purchase orders for Products to HARMONY at least [c.i.] to the requested delivery date if the requirements are at or below [c.i.] of the most recently supplied Forecasted Needs for such period, and at least [c.i.] to the requested delivery date if the requirements exceed [c.i.].

          (e) SIRIUS's purchase orders shall designate the desired quantities of Products, delivery dates and destinations. HARMONY shall fill and ship all orders of Products in accordance with SIRIUS's instructions. If SIRIUS's purchase order is not received in accordance to paragraph 2.5 (d) above, then HARMONY will use [c.i.] to meet SIRIUS's requested delivery dates. However, HARMONY will only be required to meet the delivery dates confirmed to SIRIUS by HARMONY, in writing, so long as said dates are [c.i.] from receipt of SIRIUS's purchase order. A Purchase Order may specify up to [c.i.] shipping destinations per batch of Product. Additional destinations can be accommodated only upon [c.i.].

     2.7 REJECTED PRODUCTS.

          (a) SIRIUS may reject any Product which fails to meet the Specifications. SIRIUS shall, within [c.i.] after its receipt of any shipment of Product and related Certificate of Analysis of Product batch (as described in paragraph 5.1 hereof), notify HARMONY in writing of any claim relating to rejected Product batch and, failing such notification, shall be deemed to have accepted such Product batch. Such notice to HARMONY shall [c.i.] the ways in which the Product batch failed to perform to Specifications. HARMONY shall have an opportunity to [c.i.] said Product batch and dispute SIRIUS rejection according to the provisions provided in this Section 2.7. All Products shall be submitted to inspection and evaluation in accordance with HARMONY's SOP's to determine whether or not said Products meet the Specifications. As to any such Product batch (including phases of or complete batches of bulk product) which is determined by [c.i.] to fail the Specifications and may which is rejected by [c.i.] ("Rejected Product"), HARMONY shall [c.i.] [c.i.]. If requested, HARMONY shall [c.i.] with SIRIUS for [c.i.] of Rejected Product.

          (b) In the event of a conflict between the test results of HARMONY and the test results of SIRIUS with respect to any shipment of Product batch, sample of such Product batch shall be submitted by [c.i.] to an independent laboratory [c.i.] for testing against the Specifications under procedures employed in the Specifications. The fees and expenses of such laboratory testing shall be [c.i.]. If results from the independent laboratory are inconclusive, final resolution will be settled in accordance with paragraph 13.6 (b) below.

          (c) For the [c.i.] registration batches and [c.i.] validation batches of a Product produced by HARMONY, or in the event a Rejected Product is due to SIRIUS supplied information, formulations or materials, [c.i.] shall bear [c.i.] costs [c.i.] for Rejected Product including cost of [c.i.]. In the event that the [c.i.] registration batches or [c.i.] validation batches of Product fails to meet specifications due to HARMONY's gross negligence, [c.i.] shall bear [c.i.] of [c.i.] for the Rejected Product including [c.i.]. Thereafter, in the event a Rejected Product is due to the failure of HARMONY to comply with applicable written procedures, and such failure affects the marketability of the Product, [c.i.] shall bear [c.i.] of the [c.i.]. In the event the Product does not meet final specifications, but such failure is not due to either SIRIUS supplied information or HARMONY's failure to follow written procedures, [c.i.] shall bear [c.i.] with [c.i.] shall bear [c.i.]. Destruction of rejected Product shall be in accordance with all applicable laws and regulations and [c.i.] shall indemnify [c.i.] for any liability, costs or expenses, including attorney's fees and court costs, relating to a failure to dispose of such Product in accordance with such laws and regulations. [c.i.] shall also provide to [c.i.] all manifests and other applicable evidence of proper destruction as may be requested by applicable law.

     2.8 PRODUCT PRICE.

          (a) The initial Manufacturing Fees for each Product to be paid by SIRIUS to HARMONY are listed in Schedule A. The parties hereto agree that the Manufacturing Fees for each Product set out in Schedule A shall be [c.i.]. If the parties are [c.i.] for any Product then this Agreement, effective [c.i.], shall continue in force with [c.i.] until such time as [c.i.]. Prices for new Products or new Product sizes, not initially included in Schedule A, [c.i.] and [c.i.] and [c.i.] shall [c.i.] with respect to prices at the time said new Products or new Product sizes are added to Schedule A.

          (b) Price of materials for each Product to be paid by SIRIUS to HARMONY ("Quoted Price of Material") shall become a part of Schedule A within [c.i.] of commencement of regular production of the applicable Product upon written notice delivered to SIRIUS by HARMONY. Quoted Price of Material is calculated as [c.i.]. Quoted Price of Material shall be invoiced on the invoice for the Product into which the material was converted. Quoted Price of Material does not include, without limitation, [c.i.]. These items will be invoiced to SIRIUS [c.i.]. HARMONY's Quoted Price of Material will be adjusted [c.i.] and Schedule A shall be amended accordingly. In the event, however, the cost of a raw material [c.i.], HARMONY shall notify SIRIUS and, with [c.i.], [c.i.] for said material to SIRIUS to compensate for the [c.i.]. Upon written request, HARMONY shall provide to SIRIUS the [c.i.].

          (c) Payment of all amounts due hereunder shall be made in U.S. dollars, [c.i.], after date of HARMONY's invoice therefor. Invoices for Manufacturing Fees shall be generated upon [c.i.] (i) [c.i.] or (ii) [c.i.] Product from HARMONY; [c.i.]. Total invoice shall be equal to the quantity of Product [c.i.] times the Total Price per unit, [c.i.], as listed in Schedule A. A [c.i.] of [c.i.] of total invoice can [c.i.] each month [c.i.]. If any invoice has not been paid following the expiration of [c.i.], HARMONY, at its sole discretion, has the right to [c.i.] on future orders and [c.i.] of Product if SIRIUS's account is not current. Such [c.i.] shall not be considered a breach of this Agreement by HARMONY. In the event [c.i.], a [c.i.] [c.i.] paid by SIRIUS to HARMONY will be required prior to HARMONY ordering raw materials. In addition, [c.i.] Manufacturing Fee [c.i.] prior to HARMONY manufacturing any Product and the [c.i.] must be [c.i.] prior to shipment.

                          III SHIPMENT AND RISK OF LOSS

     3.1 SHIPMENT.

     Shipment of Product shall be in accordance with whatever means SIRIUS instructs, provided that shipment is made in accordance with all relevant statutory requirements. Product will be shipped to SIRIUS or its designee immediately upon release, [c.i.]. At SIRIUS's request, HARMONY may, [c.i.] hold Product in HARMONY's Warehouse [c.i.]. Product held at HARMONY will be [c.i.] in accordance with paragraph 2.7 (c) above.

     3.2 DELIVERY TERMS.

     The purchase price of Products in Schedule A hereof shall be [c.i.]. [c.i.] will bear [c.i.], or [c.i.], as well as [c.i.].

     3.3 CLAIMS.

     The weights, tares and tests affixed by HARMONY's invoice shall govern unless established to be incorrect. Claims relating to quantity, weight and loss or damage to any

Product sold under this Agreement shall be waived by SIRIUS unless made within [c.i.] [c.i.] of receipt of Product by SIRIUS.

                             IV TERM AND TERMINATION

     4.1 TERM.

     This Agreement shall commence on the first day of the month following the mutual signing of this document and will continue until the expiration of the Fifth (5th) Market Year, individually, for each respective Product as identified along with its term in Schedule A, unless sooner terminated pursuant to paragraphs 4.2 or 8.2 below. This Agreement may be extended by mutual written agreement between both parties and Schedule A shall be amended accordingly to reflect extended terms. In the absence of a written agreement to extend this Agreement, receipt and written confirmation of acceptance by HARMONY of SIRIUS's purchase order for Products beyond the term of this Agreement shall constitute extension of this Agreement as it applies to the accepted purchase order with all other terms and conditions of this Agreement in full effect except that the term shall only be through completion of the accepted purchase order.

     4.2 TERMINATION.

     This Agreement may be terminated at any time upon the occurrence of either of the following events:

          (a) The failure of either party to comply with its obligations herein, which failure is not remedied within [c.i.] [c.i.] after written notice thereof.

          (b) Notice by either party to the other upon the insolvency or bankruptcy of the other party.

     4.3 PAYMENT ON TERMINATION.

     In the event of the termination or cancellation of this Agreement for any reason other than HARMONY's breach hereof, and without prejudice to any other rights and remedies available to HARMONY hereunder, SIRIUS agrees [c.i.] for any [c.i.] [c.i.], if said orders are [c.i.] and [c.i.] by supplier, (b) for [c.i.] commenced by HARMONY, and (c) for [c.i.] in connection with the performance of this Agreement ((a), (b), and (c) being refered to collectively as the [c.i.]. With respect to any [c.i.], HARMONY shall [c.i.] SIRIUS [c.i.] of such [c.i.] and [c.i.]. Within [c.i.] of termination and at SIRIUS's written request, HARMONY shall furnish SIRIUS with a [c.i.] of all [c.i.], and shall ship [c.i.] and the applicable invoice therefor to SIRIUS at [c.i.] [c.i.] and per SIRIUS's instructions. [c.i.] shall [c.i.] upon reciept.

     4.4 SURVIVAL.

     Termination of this Agreement under paragraph 4.2 or due to expiration or cancellation shall not relieve either party of obligations or liability for breaches of this Agreement incurred prior to or in connection with termination, expiration or cancellation. Sections VI, VII, IX, X, XI and XII hereof shall survive the termination or cancellation of this Agreement for any reason.

             V CERTIFICATES OF ANALYSIS AND MANUFACTURING COMPLIANCE

     5.1 CERTIFICATES OF ANALYSIS.

     HARMONY shall test each lot of Product purchased pursuant to this Agreement before delivery to SIRIUS. Each Certificate of Analysis shall set forth the items tested, specifications and test results for each lot delivered. HARMONY shall send one (1) Certificate of Analysis to SIRIUS at the time of the release of Product. Extraordinary reporting or documentation, outside this Agreement, [c.i.].

     5.2 STABILITY TESTING.

     HARMONY shall perform its standard stability test program as defined in HARMONY's SOP's or as separately agreed to in accordance with a PCR for each of the Products contained herein. SIRIUS shall receive a copy of HARMONY's Annual Report for each Product as long as [c.i.] and for as long as [c.i.]. If SIRIUS elects to perform its own stability testing on Product, SIRIUS agrees to provide HARMONY with a copy of the results from such testing [c.i.].

     5.3 ADDITIONAL VALIDATION WORK OR ADDITIONAL TESTING.

     It is agreed between the parties hereto that if HARMONY is required by regulatory authority to perform additional validation studies subsequent to validation performed on initial registration batches or additional testing in order to legitimately continue to engage in the development and manufacture of the Product for SIRIUS, HARMONY and SIRIUS shall [c.i.] to reach an agreement on a written Project Protocol in order to satisfy said requirement. In the event the parties cannot reach agreement on a written Project Protocol addressing the regulatory requirement, [c.i.].

     5.4 FDA INSPECTION.

     HARMONY shall advise SIRIUS within [c.i.] if an authorized agent of the FDA or other governmental agency visits HARMONY's manufacturing facility and requests or requires information or changes which [c.i.] or which [c.i.]. FDA audit time specific to Products will be [c.i.].

     5.5 NDA'S, ANDA'S, & 510(K)'S.

     SIRIUS agrees to provide HARMONY [c.i.] with copies of any sections of NDA's, ANDA's, 510(k)'s or other regulatory filings applicable to the Products manufactured and/or tested by HARMONY, and copies of any changes in or updates of same as they, from time to time, hereafter occur.

                                  VI WARRANTIES

     6.1 CONFORMITY WITH SPECIFICATIONS.

     HARMONY warrants that all Products sold and delivered pursuant to this Agreement will have been manufactured in accordance with the Specifications for the finished goods at the time of release or pursuant to exceptions approved by SIRIUS at the time of manufacture and shipment.

     6.2 COMPLIANCE WITH THE ACT.

     [c.i.] shall bear [c.i.] for the validity of all test methods and appropriateness of all Specifications, except that [c.i.] shall bear responsibility for those test methods and Specifications developed by [c.i.]. In addition, [c.i.] shall bear [c.i.] for all regulatory approvals, filings, and registrations and adequacy of all validation, stability, and preservative efficacy studies, except that [c.i.] shall bear [c.i.] for adequacy of all validation, stability, and preservative effectiveness studies performed by [c.i.]. SIRIUS further warrants that it has obtained any and all necessary approvals from all applicable regulatory agencies necessary to manufacture and distribute all Products under this Agreement.

     6.3 CONFORMITY WITH FDA REGULATIONS AND CGMP'S.

     Subject to the provisions set forth in paragraph 6.2 and 6.4 hereof, HARMONY warrants that all Products manufactured, held for sale, sold and shipped pursuant to this Agreement shall have been manufactured and shipped by HARMONY in compliance with applicable FDA regulations and current Good Manufacturing Practices as that term is defined under the Act.

     6.4 COMPLIANCE OF PACKAGING AND LABELING WITH LAWS AND REGULATIONS.

     SIRIUS warrants that all Specifications, Labeling copy and artwork approved, designated or supplied by SIRIUS shall be in compliance with all applicable laws and governmental regulations. Compliance with all federal, state, and local laws and regulations concerning Specifications, Packaging and Labeling [c.i.] shall be the [c.i.], provided that [c.i.] purchases such Packaging and Labeling as provided in paragraph 2.2 (c) hereof. SIRIUS hereby represents and warrants to HARMONY that all SIRIUS [c.i.], and agrees to [c.i.] for any [c.i.] [c.i.] by any of them in connection therewith.

     6.5 ACCESS TO HARMONY'S FACILITIES.

     SIRIUS shall have access to HARMONY's facilities at [c.i.] for the [c.i.] HARMONY's compliance with current Good Manufacturing Practices and the Act. Such access shall in no way give SIRIUS the right to any of HARMONY's confidential or proprietary information. Further, [c.i.] shall be limited to [c.i.] per calendar year and [c.i.] employees of SIRIUS who are subject to the same requirements of confidentiality as SIRIUS.

     6.6 DISCLAIMER.

     [c.i.]

                               VII PRODUCT RECALLS

     In the event (i) any government authority issues a request, directive or order that Product be recalled, or (ii) a court of competent jurisdiction orders such a recall, or (iii) HARMONY reasonably determines after consultation with SIRIUS that the Product should be recalled because the Product does not conform to Specifications at the time of shipment by HARMONY, or (iv) SIRIUS reasonably determines after consultation with HARMONY that the Product should be recalled for any reason, the parties shall take all appropriate corrective actions reasonably requested by the other party hereto or by any government agency. In the event that such recall results [c.i.] under this Agreement, [c.i.] shall be responsible for the expenses of the recall. In the event the recall results from [c.i.] under this Agreement, [c.i.] shall be responsible for the expenses of the recall. For the purposes of this Agreement, the expenses of the recall shall be the expenses of [c.i.].

                      VIII FORCE MAJEURE: FAILURE TO SUPPLY

     8.1 FORCE MAJEURE EVENTS.

     Failure of either party to perform its obligations under this Agreement shall not subject such party to any liability to the other if such failure is caused by acts such as, but not limited to, acts of God, fires, explosion, flood, drought, war, riot, sabotage, embargo, strikes, compliance with any court order or regulation of any government entity acting with color of right or by any other cause beyond the reasonable control of the parties, whether or not foreseeable.

     8.2 FAILURE TO SUPPLY.

     If HARMONY fails to supply all or part of any shipment of Products ordered by SIRIUS within [c.i.] the delivery date specified on the applicable purchase order for such shipment, which shall be in accordance with paragraph 2.5 hereof, SIRIUS at its sole discretion, may require HARMONY to supply the undelivered Products at a future date [c.i.].

                                 IX IMPROVEMENTS

     9.1 CHANGES BY SIRIUS.

     If SIRIUS at any time requests a change to Product and [c.i.] such change is reasonable with regard to Product manufacture; (i) such change shall be incorporated within the Master Batch Record and/or Specifications via a written PCR reviewed signed by both HARMONY and SIRIUS; (ii) HARMONY shall adjust, [c.i.] the price of Product, if necessary, and Schedule A shall be amended accordingly; and (iii) SIRIUS shall [c.i.] HARMONY [c.i.] including, but not limited to, any [c.i.], charged at [c.i.] in accordance with Section XI contained herein.

     9.2 CHANGES BY HARMONY

     HARMONY agrees that any changes developed by HARMONY, which may be incorporated into the Product shall require the written approval of SIRIUS via a PCR prior to such incorporation. At the time of such incorporation, such changes shall become part of the Specifications. It is also agreed that any regulatory filings incident to any such change shall be the [c.i.].

     9.3 CHANGES BY REGULATORY AUTHORITIES.

     HARMONY agrees that any changes required by regulatory authority, shall be incorporated into the Product as evidenced by the written approval of SIRIUS via a PCR prior to such incorporation. At the time of such incorporation, such changes shall become part of the Specifications. If HARMONY is required by regulatory authority to perform validation studies for purposes of validating new manufacturing process or cleaning procedures or new raw material and finished Product assay procedures with respect to Product in order to continue to engage in the manufacture of said Product for SIRIUS, such studies shall be conducted in accordance with paragraph 5.3 herein. Due to said changes, HARMONY shall [c.i.]. Such [c.i.] shall be [c.i.] which shall not be [c.i.] and, if necessary, Schedule A shall be amended accordingly.

     9.4 OBSOLETE INVENTORY.

     Any SIRIUS-specific inventory including, but not limited to, [c.i.] rendered obsolete as a result of [c.i.] changes requested by SIRIUS or by changes [c.i.] shall be [c.i.], provided that such inventory was purchased [c.i.]. At such time and unless otherwise agreed by HARMONY, HARMONY will ship the obsolete inventory to SIRIUS for destruction by SIRIUS. [c.i.] shall bear [c.i.] of all destruction costs related to said obsolete inventory. The destruction shall be in accordance with all applicable laws and regulations and SIRIUS shall indemnify HARMONY for any [c.i.] relating to SIRIUS's failure to dispose of such inventory in accordance with such laws and regulations. SIRIUS shall also provide HARMONY with all manifests and other applicable evidence of proper destruction as may be requested by HARMONY or required by applicable law. If HARMONY does not receive disposition instructions from SIRIUS within [c.i.], obsolete inventory remaining at HARMONY's facilities may be [c.i.].

     9.5 DISPOSAL COSTS.

     HARMONY reserves the right to [c.i.], related to manufacture of the Products, unless [c.i.] relates to nonconforming batches due to the failure of HARMONY to follow established written procedures.

            X CONFIDENTIAL INFORMATION: INTELLECTUAL PROPERTY RIGHTS

     10.1 CONFIDENTIAL INFORMATION.

     All confidential information furnished by SIRIUS to HARMONY, or by HARMONY to SIRIUS, during the term of this Agreement, shall be kept confidential by the party receiving said confidential information, except for purposes authorized by this Agreement, and shall not be disclosed to any person or firm, unless previously authorized in writing to do so, for a period of not less than [c.i.] following the date of disclosure. The party receiving said confidential information may, however, disclose the same to its responsible officers and employees who require said information for the purposes contemplated by this Agreement, provided that said officers and employees shall have assumed like obligations of confidentiality. It is understood that all confidential information provided by either party shall be identified or marked as such. Any oral communications which are to be considered confidential shall be reduced to writing and identified as confidential within [c.i.] after disclosure.

     Any other provisions hereof to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that the obligations of confidence and nonuse herein assumed shall not apply to any information which:

     (1) is at the time of disclosure or thereafter so becomes a part of the public domain; or

     (2) was otherwise in the receiving party's lawful possession prior to disclosure as shown by its written record; or

     (3) is hereafter disclosed to the receiving party by a third party purporting not to be in violation of an obligation of confidentiality to the disclosing party relative to said information; or

     (4) is by mutual agreement of the parties hereto released from a confidential status; or

     (5) is required to be disclosed pursuant to regulatory or legal requirements.

     It is, further, understood and agreed that HARMONY manufactures products for itself and third parties, [c.i.].

     10.2 TRADEMARKS AND TRADE NAMES.

          (a) Each party hereby acknowledges that it does not have, and shall not acquire, any interest in any of the other party's trademarks or trade names unless otherwise expressly agreed to in writing.

          (b) Each party agrees not to use any trade names or trademarks of the other party, except as specifically authorized by the other party in writing both as to the names or marks which may be used and as to the manner and prominence of use.

                       XI RESEARCH & DEVELOPMENT SERVICES

     11.1 R&D SERVICES.

          (a) From time to time, SIRIUS may request, in writing, that HARMONY evaluate, develop, manufacture, test and/or provide price quotations for certain new items which may become Products (hereinafter referred to as "Research Products") on behalf of SIRIUS. Upon receipt of such a request, HARMONY shall determine, [c.i.] whether it desires to perform such services for SIRIUS. If HARMONY elects to perform such services, HARMONY shall so notify SIRIUS within [c.i.] of its receipt of SIRIUS's request. To the extent that HARMONY agrees to perform any services hereunder for SIRIUS, HARMONY shall only be obligated to [c.i.] and to [c.i.] to accomplish the desired results as outlined in a mutually agreed upon Project Protocol. Nothing herein shall obligate HARMONY to achieve any specific results and HARMONY makes no warranties or representations that it will be able to achieve the desired results.

          (b) Should HARMONY agree to perform any services hereunder, HARMONY shall submit a written development proposal in the form of a Project Protocol to SIRIUS identifying [c.i.]. [c.i.] shall include, but not be limited to, [c.i.]. If this [c.i.] is acceptable to SIRIUS and SIRIUS so notifies HARMONY by approving the Project Protocol in writing, HARMONY shall begin work as outlined in the Protocol. It is understood between both parties that, during any development project, unforeseen circumstances may evolve, including, but not limited to, termination of any further activity due to unacceptable results, significant reevaluation due to marginal results, etc. HARMONY will promptly notify SIRIUS of any such unforeseen circumstances before proceeding at which time SIRIUS and HARMONY may mutually agree to amend, completely revise or terminate the Project Protocol. [c.i.] will be obligated to [c.i.].

          (c) [c.i.] involved will be billed to SIRIUS [c.i.]. The foregoing development costs shall be paid to HARMONY in accordance with [c.i.] procedures regardless of whether HARMONY is able to accomplish the results which SIRIUS requested. All invoices shall be paid by SIRIUS in accordance with paragraph 2.7 above. On or before [c.i.] of the development of a finished product prototype (which shall include final primary container selection filled with Research Product), HARMONY will provide an [c.i.]. HARMONY may also provide an [c.i.], should specifications be known for these items at such time. The [c.i.] shall automatically be adjusted [c.i.] based upon [c.i.].

          (d) In consideration of its expertise in the design and manufacture of the Research Products, and its familiarity with the component materials best suited to the manufacture of the Research Products, [c.i.] shall be responsible for the acquisition of selected components of the Research Products. All raw materials delivered to [c.i.] and [c.i.] in accordance with paragraph 11.1 (c) of this Agreement are the sole and exclusive property of SIRIUS.

          (e) Any SIRIUS-specific inventory including, but not limited to, [c.i.] shall be either shipped to SIRIUS or destroyed, which ever SIRIUS so directs. SIRIUS shall bear [c.i.] of all [c.i.] related to said obsolete inventory. In the event SIRIUS elects to destroy obsolete inventory, the destruction shall be in accordance with all applicable laws and regulations and [c.i.] for any [c.i.] relating to SIRIUS's failure to [c.i.]. SIRIUS shall also provide HARMONY with all manifests and other applicable evidence of proper destruction as may be requested by HARMONY or required by applicable law. If HARMONY does not receive disposition instructions from SIRIUS within [c.i.] from date of obsolescence, [c.i.] remaining at HARMONY's facilities [c.i.].

          (f) HARMONY warrants that it will perform services on all Research Projects in accordance with mutually-acceptable terms, conditions and time lines of the Project Protocol and furthermore, will adhere to relevant Good Laboratory Practices and Good Manufacturing Practices of the U.S. Food and Drug Administration.

     11.2 NEW PRODUCT DEVELOPMENT.

     In addition to the foregoing, if from time to time, HARMONY develops a new Research Product for SIRIUS and SIRIUS elects to market, sale, license, or transfer such Product, HARMONY shall have the right to manufacture the percentages of SIRIUS'S annual requirements of such Product according to the schedule listed in Paragraph 2.1 above. It is agreed that such manufacturing requirements shall be binding upon any assignee, licensee, or other third party marketing the new Research Product. The price which SIRIUS (or any applicable third party) shall pay to HARMONY for such Product shall be based upon the [c.i.] provided in good faith by HARMONY under paragraph 11.1 (c) above subject to revision for final packaging configuration and final negotiation between HARMONY and SIRIUS, plus [c.i.] incurred by HARMONY for the Product all in accordance with paragraph 2.7 herein.

                               XII INDEMNIFICATION

     12.1 INDEMNIFICATION BY HARMONY.

     HARMONY will indemnify and hold SIRIUS, its officers, directors, employees and agents, harmless from and against any and [c.i.] resulting from any [c.i.] made or suits brought against SIRIUS which arise from [c.i.]. In addition, to the extent covered by liability insurance referred to in Paragraph 12.5 below, HARMONY will defend, indemnify and hold harmless SIRIUS, its officers, directors, employees and agents against any and [c.i.]. Upon the filing of any such claim or suit, SIRIUS shall immediately notify HARMONY thereof and shall permit HARMONY, [c.i.] to handle and control such claim or suit; provided, however, that SIRIUS may, [c.i.], retain such additional attorneys as it may deem necessary, which attorneys will be permitted by HARMONY and its attorneys to reasonably observe and/or participate in all aspects of the defense of such claims or suits. [c.i.]

     12.2 INDEMNIFICATION BY SIRIUS.

     SIRIUS will indemnify and hold HARMONY its officers, directors, employees and agents harmless from and against [c.i.] resulting from any [c.i.] HARMONY which arise out of the [c.i.] of an item or items of the Products which HARMONY manufactured hereunder and which at the time of delivery to SIRIUS [c.i.]. In addition, to the extent covered by liability insurance referred to in Paragraph
12.5 below, SIRIUS will defend, indemnify and hold harmless HARMONY, its officers, directors, employees and agents against [c.i.] in [c.i.] any [c.i.] on the part of SIRIUS. Upon the filing of any such claim or suit, HARMONY shall immediately notify SIRIUS thereof and shall permit SIRIUS, [c.i.] to handle and control such claim or suit. Upon the filing of any such claim or suit, HARMONY shall immediately notify SIRIUS thereof and shall permit SIRIUS, [c.i.] to handle and control such claim or suit; provided, however, that HARMONY may, [c.i.] retain such additional attorneys as it may deem necessary, which attorneys will be permitted by SIRIUS and its attorneys to reasonably observe and/or participate in all aspects of the defense of such claims or suits. [c.i.]

     12.3 PATENT AND OTHER INTELLECTUAL PROPERTY RIGHTS.

          (a) [c.i.] further warrants that [c.i.] or [c.i.] will not [c.i.] and that [c.i.] will indemnify, defend and hold HARMONY harmless from any damage, judgment, loss, cost or other reasonable expense (including reasonable attorney's fees) arising from claims that [c.i.] and any other [c.i.] used [c.i.] in connection with [c.i.] or other [c.i.] rights of a third party.

          (b) [c.i.] shall indemnify and hold [c.i.] harmless from all costs, damages and expense (including reasonable attorney's fees) arising out of any suit or action brought against [c.i.] based upon a claim that [c.i.] or other [c.i.] rights.

     12.4 CONDITIONS OF INDEMNIFICATION.

     If either party expects to seek indemnification from the other under paragraphs 12.1, 12.2, or 12.3 hereof, it shall promptly give notice to the other party of any such claim or suit threatened, made or filed against it which forms the basis for such claim of indemnification and shall cooperate fully with the other party in the defense of all such claims or suits. No settlement or compromise shall be required to be indemnified by any party unless such indemnifying party gives its prior written consent to such settlement or compromise.

     12.5 EVIDENCE OF LIABILITY INSURANCE.

     It is further agreed that each party hereto shall furnish to the other evidence of products and contractual liability insurance coverage affording not less than [c.i.] [c.i.] each occurrence combined single limit, bodily injury/property damage and [c.i.] aggregate liability limits. Each insurer shall name the other as an additional insured, as their interests may appear. Such evidence of insurance coverage can be in the form of the original policy or Certificate of Insurance which shall provide that the insurer has assumed the liability as provided for herein. In addition, such insurers shall warrant that such insurance will not be changed or canceled without at least [c.i.] prior written notice to the respective indemnities.

     The parties agree that upon first approval by FDA for commercialization of any Sirius Products covered by this Agreement, insurance coverage will be reevaluated and, if necessary adjusted [c.i.].

                             XIII GENERAL PROVISIONS

     13.1 NOTICES.

     Any notices permitted or required by this Agreement shall be sent by telex or fax or by certified or registered mail and shall be effective the earlier of the date received or three (3) days after deposit in the U.S. mail, if sent and addressed as follows or to such other address as may be designated by either party in writing:

     If to HARMONY: HARMONY Laboratories, Ltd.
                    Attention: President
                    P.O. Box 39

                    1109 South Main Street
                    Landis, NC 28088

     If to SIRIUS:  Sirius Laboratories, Inc.
                    Attention: Chief Executive Officer
                    Fairway Drive, Suite 130
                    Vernon Hills, IL 60061

     13.2 ENTIRE AGREEMENT; AMENDMENT.

     The parties hereto acknowledge that this document sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof, and shall supersede any conflicting portions of HARMONY's quotation, acknowledgment and invoice forms and SIRIUS's Purchase Order and other written forms. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the party against whom enforcement is sought. No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

     13.3 WAIVER.

     No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

     13.4 OBLIGATIONS TO THIRD PARTIES.

     Each party warrants and represents that proceeding herein is not inconsistent with any contractual obligations, express or implied, undertaken with any third party.

     13.5 ASSIGNMENT.

     This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties and may not be assigned or transferred by either party without the prior written consent of the other, which consent will not be unreasonably withheld. Any assignments, including but not limited to, sale, transfer, or license of brand or Products, shall not release the original party hereto from their duties and obligations under this Agreement. For the purposes of this Agreement, the terms "subsidiaries" and "affiliates" shall mean any entity controlling, controlled by, or under common control with, either of the parties hereto.

     13.6 GOVERNING LAW AND ARBITRATION.

          (a) The validity, interpretation and effect of this Agreement shall be governed by and construed under the laws of the [c.i.]

          (b) The parties agree to attempt to settle any disputes that arise in connection with this Agreement through [c.i.] efforts. The parties agree that any dispute that arises in connection with this Agreement which is not settled through [c.i.] efforts shall be settled by arbitration which shall be in accordance with the [c.i.]. Such arbitration shall be held in the [c.i.]. There shall be [c.i.] arbitrators, [c.i.] and a [c.i.] so chosen. The decision of the arbitrators [c.i.] all parties and [c.i.]. The costs of arbitration, including reasonable attorney's fees, shall be borne by [c.i.].

     13.7 SEVERABILITY

     In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance, or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

     13.8 HEADINGS, INTERPRETATION.

     The headings used in this Agreement are for convenience only and are not a part of this Agreement.

     13.9 COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     13.10 INDEPENDENT CONTRACTOR.

     In performing its services hereunder, HARMONY shall act as an independent contractor.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized officers as of the date first above written.

SIRIUS LABORATORIES, INC.               HARMONY LABORATORIES, INC.


By: /s/ Frank R. Pollard                By: /s/ JM
    ---------------------------------       ------------------------------------
Its: President                          Its: President
     --------------------------------        -----------------------------------
Date: 9/17/01                           Date: 9/12/01
      -------------------------------         ----------------------------------

                                   SCHEDULE A

PRODUCTS

For this Schedule A, the definition of the Product shall be SIRIUS's Nicosyn brand which contains sodium sulfacetamide 10% and sulfur 5%.

MANUFACTURING FEE

The Manufacturing Fee for Nicosyn will be:

6 GRAM SAMPLE UNIT

     - 6 Gram Tube Sample Unit - [c.i.] per unit which shall include the Product filled in a screened single color tube with a standard cap. Any additional packaging will have additional charges.

     - Per sample unit prices will include all components in the Bill of Materials for Product provided to Harmony by Sirius and signed by both Parties. Any change in the Bill of Material may result in a change in per unit costs.

45 GRAM STOCK UNIT

     - 45 Gram Tube Stock Unit - Prices will [c.i.] on the [c.i.]. The price schedule will be as follows:

          -    [c.i.] batch (approximately [c.i.] units) - [c.i.] per unit.

          -    [c.i.] batches (approximately [c.i.] units) - [c.i.] per unit.

          -    [c.i.] batches (approximately [c.i.] units) - [c.i.] per unit.

     - Per stock unit prices will include all components in the Bill of Materials for Product provided to Harmony by Sirius and signed by both Parties. Any change in the Bill of Material may result in a change in per unit costs.

[C.I.]

SIRIUS will [c.i.] the following [c.i.] during the [c.i.]

     -    6 Gram Sample Units - [c.i.] (approximately [c.i.] units)

     -    45 Gram Stock Units - [c.i.] (approximately [c.i.] units)

[C.I.]

SIRIUS will pay to HARMONY [c.i.] associated with the [c.i.] of Nicosyn. [c.i.] will be [c.i.] and will include the services listed below. Additional use of the services below [c.i.] will be billed at [c.i.].

     -    [c.i.]

     -    [c.i.]

     -    [c.i.]

     -    [c.i.]

     -    [c.i.]

SIRIUS LABORATORIES, INC.               HARMONY LABORATORIES, INC.


By: /s/ Frank R. Pollard                By: /s/ JM
    ---------------------------------       ------------------------------------
Its: President                          Its: President
     --------------------------------        -----------------------------------
Date: 9/17/01                           Date: 9/18/01
      -------------------------------         ----------------------------------

                                  SCHEDULE A-4

PRODUCTS

For this Schedule A-4, the definition of the Product shall be SIRIUS's AVAR GEL (all sizes and packaging), AVAR GREEN (all sizes and packaging), and AVAR CLEANSER (all sizes and packaging) (Collectively the "AVAR LINE").

MANUFACTURING FEE

The Manufacturing Fee for the AVAR LINE will be:

AVAR GEL:

     - The total finished foods Manufacturing Fee will be [c.i.] per trade unit for the [c.i.] and the [c.i.] per unit [c.i.]. The total finished goods Manufacturing Fee for the sample unit will be [c.i.] per unit for the [c.i.] and then [c.i.] per unit [c.i.].

     - Sirius will provide a final, approved Bill of Materials that will define all packaging and labeling requirements for this project ("Bill of Material"). The quote provided in this Schedule A-4 assumes the final approved Bill of Materials will include:

          -    Trade Package

               -    Container: 45 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               -    Package Insert: Standard

               -    Shipper: Packed in standard shipper of 12 units per case.

          -    Sample Package

               -    Container: 6 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               - Unit Carton: Display carton containing 10 tubes each with package insert

               - Shipper: Packed in standard shipper of 36 display cartons per case.

     -    Shipping terms are [c.i.]

     - Purchase orders shall be submitted a minimum of [c.i.] in advance of the requested ship date.

AVAR GREEN:

     - The total finished goods Manufacturing Fee will be [c.i.] per trade unit for the [c.i.] and then [c.i.] per unit [c.i.]. The total finished goods Manufacturing Fee for the sample unit will be [c.i.] per unit for the [c.i.] and then [c.i.] per unit [c.i.].

     - Sirius will provide it final, approved Bill of Materials that will define all packaging and labeling requirements for this project. The quote provided in this Schedule A-4 assumes the final approved Bill of Materials will include:

          -    Trade Package

               -    Container: 45 gm white HDPE COEX tube

               -    Closure, Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               - Package Insert: Two inserts per package, one standard and one patient instruction.

               -    Shipper: Packed in standard shipper of 12 units per case

          -    Sample Package

               -    Container: 6 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               - Package Insert: Two inserts per package, one standard and one patient instruction.

               -    Shipper: Packed in standard shipper of 12 units per case

     -    Shipping terms are [c.i.]

     - Purchase orders shall be submitted a minimum of [c.i.] in advance of the requested ship date.

AVAR CLEANSER

     - The total finished goods Manufacturing Fee will be [c.i.] per trade unit for the [c.i.] and then [c.i.] per unit [c.i.]. The total finished goods Manufacturing Fee for the sample unit will be [c.i.] per unit for the [c.i.] and then [c.i.] per unit [c.i.].

     - Sirius will provide a final, approved Bill of Materials that will define all packaging and labeling requirements for this project. The quote provided in this Schedule A-4 assumes the final approved Bill of Materials will include:

          -    Trade Package

               -    Container: 8 oz white Boston round PET 24/410 bottle

               -    Closure: 24/410 white LDP @ 2 cc output pump

               -    Label: Wrap-around label printed by supplier

               -    Unit Carton: Standard printed

               -    Package Insert: Standard

               -    Shipper: Packed in standard shipper of 12 units per case.

          -    Sample Package

               -    Container: 6 gm white HDPE COEX tube

               -    Closure: precapped white ribbed

               -    Label: Screen printed by supplier

               - Unit Carton: Display carton containing 10 tubes each with package insert

               - Shipper Packed in standard shipper of 36 display cartons per case.

     -    Shipping terms are [c.i.]

     - Purchase orders shall he submitted a minimum of [c.i.] in advance of the requested ship date.

[C.I.]

SIRIUS will [c.i.] the following [c.i.] during [c.i.] following the signing of this agreement:

     -    [c.i.] production batches of each product from the AVAR LINE.

ADDITIONAL COSTS

     - SIRIUS will be responsible for [c.i.]. SIRIUS will provide the art work to Harmony in a format acceptable for commercial printing.

     -    SIRIUS will be responsible for any [c.i.] for the Theraplex Products.

SIRIUS LABORATORIES, INC.               HARMONY LABORATORIES, INC.


By: /s/ Frank R. Pollard                By: /s/ JM
    ---------------------------------       ------------------------------------
Its: President                          Its: President
     --------------------------------        -----------------------------------
Date: 4/10/03                          Date: 4/01/03
      -------------------------------         ----------------------------------

                                  SCHEDULE A-5

PRODUCTS

For this Schedule A-5, the definition of the Product shall be SIRIUS's AVAR E (all sizes and packaging), AVAR E GREEN (all sizes and packaging) (Collectively the "AVAR E LINE").

MANUFACTURING FEE

The Manufacturing Fee for the AVAR E LINE will be:

AVAR GEL:

     - The total finished foods Manufacturing Fee will be [c.i.] per trade unit for the [c.i.] and the [c.i.] per unit [c.i.]. The total finished goods Manufacturing Fee for the sample unit will be [c.i.] per unit for the [c.i.] and then [c.i.] per unit [c.i.].

     - Sirius will provide a final, approved Bill of Materials that will define all packaging and labeling requirements for this project ("Bill of Material"). The quote provided in this Schedule A-5 assumes the final approved Bill of Materials will include:

          -    Trade Package

               -    Container: 45 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               -    Package Insert: Standard

               -    Shipper: Packed in standard shipper of 12 units per case.

          -    Sample Package

               -    Container: 6 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               - Unit Carton: Display carton containing 10 tubes each with package insert

               - Shipper: Packed in standard shipper of 36 display cartons per case.

     -    Shipping terms are [c.i.]

     - Purchase orders shall be submitted a minimum of [c.i.] in advance of the requested ship date.

AVAR GREEN:

     - The total finished goods Manufacturing Fee will be [c.i.] per trade unit for the [c.i.] and then [c.i.] per unit [c.i.]. The total finished goods Manufacturing Fee for the sample unit will be [c.i.] per unit for [c.i.] and then [c.i.] per unit [c.i.].

     - Sirius will provide it final, approved Bill of Materials that will define all packaging and labeling requirements for this project. The quote provided in this Schedule A-5 assumes the final approved Bill of Materials will include:

          -    Trade Package

               -    Container: 45 gm white HDPE COEX tube

               -    Closure, Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               - Package Insert: Two inserts per package, one standard and one patient instruction.

               -    Shipper: Packed in standard shipper of 12 units per case

          -    Sample Package

               -    Container: 6 gm white HDPE COEX tube

               -    Closure: Precapped white ribbed

               -    Label: Screen printed by supplier

               -    Unit Carton: Standard printed

               - Package Insert: Two inserts per package, one standard and one patient instruction.

               -    Shipper: Packed in standard shipper of 12 units per case

     -    Shipping terms are [c.i.]

     - Purchase orders shall be submitted a minimum of [c.i.] in advance of the requested ship date.

MINIMUM PURCHASE QUANTITIES

SIRIUS will guarantee to purchase the following product minimums during [c.i.] following the signing of this agreement:

     -    [c.i.] production batches of each product from the AVAR E LINE.

ADDITIONAL COSTS

     - SIRIUS will be responsible for [c.i.]. SIRIUS will provide the art work to Harmony in a format acceptable for [c.i.].

     -    SIRIUS will be responsible for any [c.i.][c.i.] for the Theraplex
          Products.

SIRIUS LABORATORIES, INC.               HARMONY LABORATORIES, INC.


By: /s/ Frank R. Pollard                By: /s/ Collete C.
    ---------------------------------       ------------------------------------
Its: President                          Its: VP Finance
     --------------------------------        -----------------------------------
Date: 10/21/03                          Date: 10/21/03
      -------------------------------         ----------------------------------